UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2008

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On May 22, 2008, PPL Corporation ("PPL" or the "Company") announced that on May 29, 2008, Paul A. Farr, Executive Vice President and Chief Financial Officer of PPL will participate in the Deutsche Bank Energy and Utilities Conference in Miami, Florida.  At this conference, Mr. Farr will make a Webcast presentation and discuss the Company's corporate strategy and general business outlook with investors and financial analysts.  A copy of the press release announcing this presentation and Webcast is attached as Exhibit 99.1 and incorporated herein by reference.  In addition, copies of the slides for this presentation are attached as Exhibit 99.2 and incorporated herein by reference.  A copy of the Webcast also will be available for 30 days on PPL's Internet Web site: www.pplweb.com.

During this conference, it is expected that Mr. Farr will reaffirm the Company’s announced 2008 forecast of earnings from ongoing operations of $2.35 to $2.45 per share and its 2010 earnings forecast of $4.00 to $4.60 per share.

In addition to this conference, representatives of PPL will be discussing the Company’s business outlook with and making presentations to financial analysts and investors through June 30, 2008.  Unless it publicly discloses otherwise, PPL expects that during these meetings and discussions it will reaffirm the Company’s earnings forecasts.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	May 22, 2008 press release announcing PPL’s presentation at Deutsche Bank Energy and Utilities Conference in Miami, Florida on Thursday, May 29, 2008.
	99.2 -	Slides to be used with the presentation by PPL’s Executive Vice President and Chief Financial Officer at the Deutsche Bank Energy and Utilities Conference in Miami, Florida on Thursday, May 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

Dated:  May 27, 2008